RDA Holding Co. Supplemental Financial Material August 15, 2012 R D A H o l d i n g C o Exhibit 99.1

2 Certain information contained in this document may contain “forward-looking statements” that relate to future events. These statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are uncertain, and include, but are not limited to, statements regarding our expectations of the performance of our lines of business, the impact and/or future success of our strategic initiatives, including our cost savings, future operating results, liquidity and prospects. Although we believe that the expectations reflected in these statements are based upon reasonable assumptions and estimates, we cannot give assurance that the expected results will be achieved. We refer you to our Risk Factors included in our Annual Report on Form 10-K for fiscal year 2011, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the Securities and Exchange Commission, for factors that could impact the Company. We assume no obligation to update or supplement any forward-looking statements except as otherwise required by law. Safe Harbor

3 LTM 6/30/12 EBITDA Bridge to Full Year 2012 EBITDA Guidance $ Millions North America Revenue Opportunities North America Cost & Margin Improvement North America Revenue Declines International Cost & Margin Improvement International Revenue Declines International Revenue Opportunities Other LTM 6/30 EBITDA 2012 Full Year Guidance 77 85 - 100 This chart provides a framework of expected changes in RDA EBITDA performance in the second half of 2012 vs. the second half of 2011, building to the mid-point of our forecasted operating performance for 2012.